EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of EuroWeb International Corp. on Form S-3 of our report dated April 10, 1998, except for Note 11, which is as of November 19, 1998, relating to the consolidated financial statements of EuroWeb International Corp. and subsidiaries appearing in the Annual Report on Form 10-KSB, as amended, of EuroWeb International Corp for the year ended December 31, 1997.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                         BDO Seidman, LLP

New York, New York
January 8, 1999